APPENDIX B

SERIES AND CLASSES OF THE TRUST AS OF

MARCH 10, 2026

Series Name	Classes of Shares
Canterbury Portfolio Thermostat Fund	Institutional Shares

FullerThaler Behavioral Small-Cap Equity Fund	Institutional Shares
Investor Shares
R6 Shares
A Shares
C Shares
FullerThaler Behavioral Small-Cap Growth Fund	Institutional Shares
Investor Shares
R6 Shares
A Shares
C Shares
FullerThaler Behavioral Mid-Cap Value Fund	Institutional Shares
Investor Shares
R6 Shares
A Shares
C Shares
FullerThaler Behavioral Unconstrained Equity Fund	Institutional Shares
Investor Shares
R6 Shares
A Shares
C Shares
FullerThaler Behavioral Small-Mid Core Equity Fund	Institutional Shares
Investor Shares
R6 Shares
A Shares
C Shares
FullerThaler Behavioral Micro-Cap Equity Fund	Institutional Shares
Investor Shares
R6 Shares
A Shares
C Shares
FullerThaler Behavioral Mid-Cap Equity Fund	Institutional Shares
R6 Shares
A Shares
C Shares
FullerThaler Behavioral Mid-Cap Growth ETF	Institutional Shares
Guardian Capital Dividend Growth Fund

Capitol Series Trust
Amended and Restated Agreement and Declaration of Trust
November 18, 2021

Series Name	Classes of Shares

Reynders, McVeigh Core Equity Fund	Institutional Shares

Fairlead Tactical Sector ETF

Hull Tactical US ETF

Nightview Fund

Oak Harvest Long/Short Hedged Equity Fund	Institutional Shares

Sterling Capital Enhanced Core Bond ETF

MRP SynthEquity® Nasdaq 100 ETF

Capitol Series Trust
Amended and Restated Agreement and Declaration of Trust
November 18, 2021